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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated January 23, 2004 relating to the financial statements of Mercantile Bank Texas appearing in the Registration Statement No. 333-126793 on Form S-1 of State National Bancshares, Inc. We also consent to the reference to us under the heading "Experts" in such Prospectus.

GEORGE, MORGAN & SNEED, P.C.

Weatherford, Texas
September 30, 2005

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CONSENT OF INDEPENDENT ACCOUNTING FIRM